Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Vice President, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Strong Third Quarter 2011 Results and

Increases Financial Guidance for Fiscal Year 2011

Q3 2011 Revenues Grow 6.3%, GAAP Diluted EPS Increases 21% to $0.41

Non-GAAP Diluted EPS Increases 17% to $0.41 versus $0.35 in Q3 2010

San Francisco, CA, November 17, 2011 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third quarter of fiscal 2011 ended October 30, 2011 (“Q3 11”).

Q3 11 RESULTS

Net revenues in Q3 11 increased 6.3% to $867 million versus $816 million in Q3 10. Comparable brand revenue in Q3 11 increased 7.3%.

Diluted earnings per share (“EPS”) in Q3 11 and Q3 10 on a GAAP and non-GAAP basis are reconciled in the table below:

Third Quarter Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q3 11	Q3 10
GAAP Diluted EPS	$0.41	$0.34
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 3)	$0.00	$0.02
Subtotal of Unusual Business Events	$0.00	$0.02
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.41	$0.35

*	Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

During the quarter, the company repurchased 963,700 shares of its common stock, for approximately $31 million, and ended the quarter with $379 million in cash.

Laura Alber, President and Chief Executive Officer, commented, “The third quarter was another strong quarter for the company as comparable brand revenues increased 7% and non-GAAP diluted earnings per share increased 17% to a Q3 record of $0.41 per share. Innovative merchandising, personalized and event-triggered marketing, and a higher level of customer engagement drove these better-than-expected results as we continued to attract new customers to our brands. Non-GAAP operating margin increased 60 basis points to a Q3 record of 7.9%, while we continued to invest in our e-commerce, global expansion and business development initiatives.”

Alber continued, “As we enter into the fourth quarter, we are encouraged by the positive consumer response to our seasonal and holiday merchandise assortments, our strong value proposition, and our greatly enhanced multi-channel shopping experience. We believe all of these initiatives will allow us to continue to deliver leading results in the housewares and home furnishings categories. As such, we are reiterating our fourth quarter non-GAAP EPS guidance in the range of $1.15 to $1.20 per share and increasing our ‘full year guidance’ for the $0.02 outperformance we delivered in Q3. This brings our fiscal year 2011 net revenue growth to a range of 5% to 6% and our non-GAAP diluted EPS to a range of $2.21 to $2.26 versus $1.95 last year.”

Comparable brand revenue growth in Q3 11 increased 7.3% versus 12.5% in Q3 10 as shown in the table below. Comparable brand revenue growth includes both comparable store net revenues and total direct-to-customer net revenues. See Exhibit 2 for quarterly comparable brand revenue growth history by concept.

Third Quarter Comparable Brand Revenue Growth by Concept*

	Q3 11	Q3 10
Pottery Barn	7.0%	16.1%
Williams-Sonoma	0.1%	2.3%
Pottery Barn Kids	5.2%	11.7%
West Elm	27.0%	23.6%
PBteen	6.5%	17.1%
Total	7.3%	12.5%

*	See Exhibit 2 and the company’s 10-Q filing for the definition of comparable brand revenue growth.

Direct-to-customer (“DTC”) net revenues in Q3 11 increased 9.9% to $390 million versus $355 million in Q3 10, driven by increases across all brands, led by the Pottery Barn, West Elm and Pottery Barn Kids brands. E-commerce net revenues increased 14.6% to $339 million in Q3 11 versus $296 million in Q3 10. DTC net revenues generated 45% of total company net revenues in Q3 11 versus 43% in Q3 10, representing a channel mix shift of 200 basis points.

Retail net revenues in Q3 11 increased 3.6% to $478 million versus $461 million in Q3 10, primarily driven by the West Elm and Pottery Barn brands and international franchise operations. Retail leased square footage (“LSF”) decreased 4.0%, including the closure of our Williams-Sonoma Home stores at the end of FY 10. Excluding the Williams-Sonoma Home stores, retail net revenues increased 5.1%. Comparable store sales in Q3 11 increased 6.3% versus 8.1% in Q3 10.

Gross margin expressed as a percentage of net revenues in Q3 11 was 38.3% versus 38.2% in Q3 10. This 10 basis point improvement was primarily driven by the leverage of fixed occupancy expenses due to increasing net revenues and a decrease in occupancy expense dollars. This improvement was partially offset by lower selling margins and the gross margin impact of international franchise operations.

Selling, general and administrative (“SG&A”) expenses in Q3 11 were $263 million or 30.4% of net revenues versus $255 million or 31.3% in Q3 10. Excluding the 40 basis point impact related to unusual business events in Q3 10, non-GAAP SG&A expenses were $263 million or 30.4% of net revenues in Q3 11 versus $252 million or 30.9% in Q3 10 (see Note 3 in Exhibit 1). This 50 basis point decrease was primarily driven by lower advertising costs, a reduction in other general expenses and overall leverage from increased international franchise operations net revenues. This improvement was partially offset by higher employment which is reflective of our planned incremental investment to support our e-commerce, global expansion and business development growth strategies.

Merchandise inventories at the end of Q3 11 increased 6.9% to $627 million versus $586 million at the end of Q3 10. This compares to Q3 11 revenue growth of 6.3%.

Third Quarter GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED						TOTAL
	Q3 11	Q3 10	Q3 11	Q3 10	Q3 11			Q3 10			Q3 11	Q3 10
Net Revenues	$389,653	$354,583	$477,523	$460,933		$-			$-		$867,176	$815,516
GAAP EBT**	84,079	71,802	46,110	40,258		<61,438	>		<55,976	>	68,751	56,084
% of Net Revenues	21.6%	20.2%	9.7%	8.7%		<7.1%	>		<6.9%	>	7.9%	6.9%
Unusual Business Events (Notes 1 and 3)	-	-	9	3,356		-			-		9	3,356
Non-GAAP EBT Excluding Unusual Business Events	$84,079	$71,802	$46,119	$43,614	$	<61,438	>	$	<55,976	>	$68,760	$59,440
% of Net Revenues	21.6%	20.2%	9.7%	9.5%		<7.1%	>		<6.9%	>	7.9%	7.3%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Earnings/<Loss> Before Income Taxes (“EBT”).

FISCAL 2011 YEAR-TO-DATE RESULTS

Net revenues for the 39 weeks ended October 30, 2011 (“Q3 YTD 11”) increased 6.2% to $2.453 billion versus $2.309 billion for Q3 YTD 10. Comparable brand revenue for Q3 YTD 11 increased 7.6%, including net revenue growth in e-commerce of 17.7% within the direct-to-customer channel, and a 4.8% increase in comparable store sales.

Diluted EPS in Q3 YTD 11 and Q3 YTD 10 on a GAAP and non-GAAP basis are reconciled in the table below:

Year-to-Date Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q3 YTD 11	Q3 YTD 10
GAAP Diluted EPS	$1.07	$0.79
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 3)	$0.01	$0.08
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)	-	$0.02
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>
Subtotal of Unusual Business Events	$0.01	$0.10
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)	$1.08	$0.89

Comparable brand revenue growth in Q3 YTD 11 increased 7.6% versus 15.6% in Q3 YTD 10 as shown in the table below:

Year-to-Date Comparable Brand Revenue Growth by Concept*

	Q3 YTD 11	Q3 YTD 10
Pottery Barn	6.1%	19.4%
Williams-Sonoma	1.2%	5.3%
Pottery Barn Kids	7.8%	19.6%
West Elm	28.7%	17.9%
PBteen	10.9%	19.9%
Total	7.6%	15.6%

*	See Exhibit 2 and the company’s 10-Q filing for the definition of comparable brand revenue growth.

Year-to-Date GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED						TOTAL
	Q3 YTD 11	Q3 YTD 10	Q3 YTD 11	Q3 YTD 10	Q3 YTD 11			Q3 YTD 10			Q3 YTD 11	Q3 YTD 10
Net Revenues	$1,101,815	$986,118	$1,350,936	$1,322,589		$-			$-		$2,452,751	$2,308,707
GAAP EBT**	242,341	208,757	114,864	97,284		<172,739	>		<166,550	>	184,466	139,491
% of Net Revenues	22.0%	21.2%	8.5%	7.4%		<7.0%	>		<7.2%	>	7.5%	6.0%
Unusual Business Events (Notes 1 through 4)	-	-	2,318	13,673		-			3,916		2,318	17,589
Non-GAAP EBT Excluding Unusual Business Events	$242,341	$208,757	$117,182	$110,957	$	<172,739	>	$	<162,634	>	$186,784	$157,080
% of Net Revenues	22.0%	21.2%	8.7%	8.4%		<7.0%	>		<7.0%	>	7.6%	6.8%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Earnings/<Loss> Before Income Taxes (“EBT”).

STOCK REPURCHASE PROGRAM

During Q3 11, we repurchased and retired 963,700 shares of our common stock at an average cost of $32.68 per share and a total cost of approximately $31 million. There remains an aggregate of approximately $31 million available for repurchases under the $125 million stock repurchase program authorized by our Board in January 2011.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

ACQUISITION OF REJUVENATION INC.

Subsequent to the end of Q3 11, we acquired Rejuvenation Inc. Rejuvenation is a leading manufacturer and multi-channel retailer of authentic reproduction lighting and high-end door and cabinet hardware. Rejuvenation’s exclusive lighting fixtures are custom-configured and made-to-order. The brand’s high-quality products are sold through its catalog, website and retail stores in Portland, OR, Seattle, WA, and Los Angeles, CA. The transaction price was not disclosed.

FY 11 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 11	Q2 11	Q3 11	Q4 11	FY 11
	ACT	ACT	ACT	GUID	GUID
DTC Net Revenues	$344	$368	$390	$515 - $525	$1,617 - $1,627
Retail Net Revenues	$427	$447	$478	$725 - $740	$2,077 - $2,092
Total Net Revenues	$771	$815	$867	$1,240 - $1,265	$3,694 - $3,719
DTC % Growth vs. FY 10	12.5%	13.0%	9.9%	10 - 13%	11 - 12%
Retail % Growth vs. FY 10*	5.3%	0.9%	5.1%	1 - 3%	2.6 - 3.4%
Total % Growth vs. FY 10	7.4%	5.1%	6.3%	4 - 6%	5 - 6%
Comparable Brand Revenue Growth**	9.0%	6.5%	7.3%	5.5 - 7.5%	6.5 - 7.5%
Comparable Store Sales**	6.7%	1.4%	6.3%	2 - 4%	4 - 5%
LSF % Change	<4.3%>	<4.6%>	<4.0%>	<2> - <3> %	<2> - <3> %
Catalog Circ % Change	<1.7%>	<1.2%>	<7.7%>	<2> - 0%	<2> - <3> %

*	Retail % growth rates exclude FY 10 Williams-Sonoma Home retail net revenues of approximately $28 million that will not recur in FY 11. Including the Williams-Sonoma Home stores that were closed at the end of FY 10, retail % growth by quarter and FY 11 would be as follows: 3.6%, <0.7%>, 3.6%, <1> - 2%, and 1 - 2%, respectively.

**	See Exhibit 2 and the company’s 10-Q filing for the definition of comparable brand revenue growth and comparable stores.

•	Store Openings and Closings

Store Opening and Closing Guidance by Retail Concept

	Q4 10	Q3 YTD 11				Q4 11				FY 11
	ACT	ACT				GUID				GUID
Retail Concept	Total	Reclass	Open	Close	End	Acquire	Open	Close	End	Reclass / Acquire	Open	Close	End
Williams-Sonoma	260	8	3	<3>	268	-	-	<9>	259	8	3	<12>*	259
Pottery Barn	193	10	8	<10>	201	-	-	<6>	195	10	8	<16>*	195
Pottery Barn Kids	85	-	2	<3>	84	-	-	<1>	83	-	2	<4>*	83
West Elm	36	-	1	<1>	36	-	1	-	37	-	2	<1>	37
Outlets	18	<18>	-	-	-	-	-	-	-	<18>	-	-	-
Rejuvenation	-	-	-	-	-	3	-	-	3	3	-	-	3
Total**	592	-	14	<17>	589	3	1	<16>	577	3	15	<33>	577

*	FY 11 store closing numbers include 26 permanent store closures. FY 11 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 1, 5 and 1 store(s), respectively, for temporary closure and re-opening due to remodeling. Total store opening numbers for Pottery Barn also include 1 store for FY 11 re-opening of a store closed in FY 10 for remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently re-opened due to square footage expansion, store modification, or relocation.

**	Short-term “pop-up” stores whose lease terms are typically less than one year, including two West Elm and one PBteen stores, are not included in the totals above as they are not considered permanent stores.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	11 GUID	10 ACT	11 GUID	10 ACT
GAAP	41.8 - 42.2%	42.3%	39.4 - 39.6%	39.2%
Non-GAAP	41.8 - 42.2%	42.3%	39.4 - 39.6%	39.2%

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	11 GUID	10 ACT	11 GUID	10 ACT
GAAP	25.9 - 26.3%	26.9%	29.1 - 29.3%	30.0%
Non-GAAP*	25.9 - 26.3%	26.6%	29.0 - 29.2%	29.4%

*	The non-GAAP SG&A percentages above exclude the impact of unusual business events of approximately 10 basis points in FY 11. The non-GAAP SG&A percentages above exclude the net impact of unusual business events of approximately 30 basis points in Q4 10 and 60 basis points in FY 10 (see Notes 1 through 4 in Exhibit 1).

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q4 and Fiscal Year

	Q4		FY
	11 GUID	10 ACT	11 GUID	10 ACT
Interest <Income>/Expense	$0.0	$0.0	$0.0	$0.4

5

•	Income Taxes

❑

The income tax rate in FY 11 is projected to be in the range of 37% to 39%. This compares to an income tax rate in FY 10 of 38.0%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and tax exposures are re-evaluated.

•	Diluted EPS

❑

See Exhibit 1 for quarterly and FY 11 diluted EPS guidance and a reconciliation of quarterly, FY 11 and FY 10 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q4 and Fiscal Year

	Q4		FY
	11 GUID	10 ACT	11 GUID	10 ACT
Merchandise Inventories	$540 - $560	$513	$540 - $560	$513
Depreciation and Amortization	$33 - $34	$36	$132 - $133	$145
Amortization of DLI	$7 - $8	$9	$28 - $29	$37

❑	Capital spending in FY 11 is projected to be approximately $150 million, compared to capital spending of $62 million in FY 10.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 17, 2011, at 7:00 A.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, SG&A percentages, EBT, operating margin and diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our former CEO in 2010; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: consumer response to our seasonal and holiday merchandise assortments, our strong value proposition and our greatly enhanced multi-channel shopping experience; our future financial guidance and results; our ability to continue to deliver leading results in the housewares and home furnishings categories; our planned incremental investment to support our e-commerce, global expansion and business development growth strategies; our stock repurchases; the variability of our tax rates; and our expectations regarding capital spending. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q3 11; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2011, all subsequent quarterly reports on Form 10-Q and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products representing six distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kid’s furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor) and Williams-Sonoma Home (luxury furniture and cashmere throws) – are marketed through 589 stores, six direct mail catalogs and five e-commerce websites. In addition on November 1, 2011, the company acquired Rejuvenation Inc. (lighting and hardware), which will be marketed through three stores, one direct mail catalog and one e-commerce website.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED OCTOBER 30, 2011 AND OCTOBER 31, 2010

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THIRD QUARTER
	2011		2010
	(13 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$389,653	44.9%	$354,583	43.5%
Retail net revenues	477,523	55.1	460,933	56.5

Net revenues	867,176	100.0	815,516	100.0
Total cost of goods sold	535,213	61.7	504,235	61.8

Gross margin	331,963	38.3	311,281	38.2
Selling, general and administrative expenses	263,219	30.4	255,119	31.3

Earnings from operations	68,744	7.9	56,162	6.9
Interest (income) expense, net	(7)	-	78	-

Earnings before income taxes	68,751	7.9	56,084	6.9
Income taxes	25,330	2.9	19,554	2.4

Net earnings	$43,421	5.0%	$36,530	4.5%

Earnings per share:
Basic	$0.42		$0.34
Diluted	$0.41		$0.34
Shares used in calculation of earnings per share:
Basic	103,651		106,152
Diluted	105,721		108,908

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTY-NINE WEEKS ENDED OCTOBER 30, 2011 AND OCTOBER 31, 2010

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2011		2010
	(39 Weeks)		(39 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$1,101,815	44.9%	$986,118	42.7%
Retail net revenues	1,350,936	55.1	1,322,589	57.3

Net revenues	2,452,751	100.0	2,308,707	100.0
Total cost of goods sold	1,516,184	61.8	1,440,141	62.4

Gross margin	936,567	38.2	868,566	37.6
Selling, general and administrative expenses	752,038	30.7	728,746	31.6

Earnings from operations	184,529	7.5	139,820	6.1
Interest expense, net	63	-	329	-

Earnings before income taxes	184,466	7.5	139,491	6.0
Income taxes	70,121	2.9	52,664	2.3

Net earnings	$114,345	4.7%	$86,827	3.8%

Earnings per share:
Basic	$1.09		$0.81
Diluted	$1.07		$0.79
Shares used in calculation of earnings per share:
Basic	104,592		107,216
Diluted	106,835		109,782

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	October 30, 2011	January 30, 2011	October 31, 2010
Assets
Current assets
Cash and cash equivalents	$379,393	$628,403	$389,627
Restricted cash	14,726	12,512	12,507
Accounts receivable, net	54,140	41,565	41,922
Merchandise inventories, net	626,583	513,381	586,256
Prepaid catalog expenses	46,898	36,825	46,767
Prepaid expenses	41,925	21,120	37,887
Deferred income taxes	85,602	85,612	92,265
Other assets	9,632	8,176	9,012

Total current assets	1,258,899	1,347,594	1,216,243
Property and equipment, net	740,025	730,556	750,239
Non-current deferred income taxes	34,061	32,646	51,517
Other assets, net	18,179	20,966	17,173

Total assets	$2,051,164	$2,131,762	$2,035,172

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$220,689	$227,963	$202,888
Accrued salaries, benefits and other	89,117	122,440	94,033
Customer deposits	207,749	192,450	196,353
Income taxes payable	17,152	41,997	39,025
Current portion of long-term debt	1,815	1,542	1,714
Other liabilities	26,418	25,324	23,476

Total current liabilities	562,940	611,716	557,489
Deferred rent and lease incentives	188,989	202,135	212,303
Long-term debt	5,494	7,130	7,165
Other long-term obligations	45,957	51,918	58,927

Total liabilities	803,380	872,899	835,884
Shareholders’ equity	1,247,784	1,258,863	1,199,288

Total liabilities and shareholders’ equity	$2,051,164	$2,131,762	$2,035,172

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	July 31, 2011	Openings	Closings	October 30, 2011	October 31, 2010	October 30, 2011*	October 31, 2010
Williams-Sonoma	268	-	-	268	259	6,500	6,300
Pottery Barn	200	1	-	201	198	13,700	13,000
Pottery Barn Kids	83	1	-	84	85	8,200	8,100
West Elm	35	1	-	36	37	17,200	17,000
Williams-Sonoma Home	-	-	-	-	11	-	13,200
Outlets*	-	-	-	-	19	-	19,100

Total	586	3	-	589	609	9,900	9,900

	Total Store Square Footage
	July 31, 2011			October 30, 2011	October 31, 2010
Total store selling square footage	3,558,000			3,583,000	3,747,000
Total store leased square footage	5,767,000			5,809,000	6,054,000

* Beginning in FY 11, Outlet stores and their leased square footage have been reclassified into their respective brands.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTY-NINE WEEKS ENDED OCTOBER 30, 2011 AND OCTOBER 31, 2010

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2011	2010
	(39 Weeks)	(39 Weeks)
Cash flows from operating activities
Net earnings	$114,345	$86,827
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	98,773	108,505
(Gain)/loss on sale/disposal of assets	1,290	(1,710)
Impairment of assets	172	5,114
Amortization of deferred lease incentives	(20,828)	(27,895)
Deferred income taxes	(6,989)	(9,049)
Tax benefit from exercise of stock-based awards	6,036	8,663
Stock-based compensation expense	17,834	21,482
Changes in:
Accounts receivable	(12,526)	3,204
Merchandise inventories	(113,034)	(119,571)
Prepaid catalog expenses	(10,073)	(13,990)
Prepaid expenses and other assets	(19,125)	(15,794)
Accounts payable	(17,687)	14,544
Accrued salaries, benefits and other current and long-term liabilities	(38,535)	(8,139)
Customer deposits	15,284	933
Deferred rent and lease incentives	8,027	(1,442)
Income taxes payable	(24,847)	(9,229)

Net cash (used in) provided by operating activities	(1,883)	42,453

Cash flows from investing activities:
Purchases of property and equipment	(102,255)	(46,422)
Restricted cash deposits	(2,214)	(12,507)
Proceeds from sale of assets	64	10,756
Proceeds from insurance reimbursement	707	-
Other	(600)	-

Net cash used in investing activities	(104,298)	(48,173)

Cash flows from financing activities:
Repayments of long-term obligations	(1,515)	(1,380)
Net proceeds from exercise of stock-based awards	7,651	12,812
Tax withholdings related to stock-based awards	(8,376)	(11,305)
Excess tax benefit from exercise of stock-based awards	4,895	6,473
Payment of dividends	(51,334)	(43,056)
Repurchase of common stock	(93,986)	(80,714)
Other	(86)	(1,625)

Net cash used in financing activities	(142,751)	(118,795)

Effect of exchange rates on cash and cash equivalents	(78)	199
Net decrease in cash and cash equivalents	(249,010)	(124,316)
Cash and cash equivalents at beginning of period	628,403	513,943

Cash and cash equivalents at end of period	$379,393	$389,627

Exhibit 1

Reconciliation of FY 11 Guidance and FY 10 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 11 ACT	Q2 11 ACT	Q3 11 ACT	Q4 11 GUID	Weighted Share Effect***	FY 11 GUID**
2011 GAAP Diluted EPS**	$0.29	$0.37	$0.41	$1.15 - $1.20	<$0.02>	$2.20 - $2.25
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.01	$0.00	$0.00	-	-	$0.01
Subtotal of Unusual Business Events*	$0.01	$0.00	$0.00	-	-	$0.01
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)**	$0.30	$0.37	$0.41	$1.15 - $1.20	<$0.02>	$2.21 - $2.26

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 ACT	Weighted Share Effect***	FY 10 ACT**
2010 GAAP Diluted EPS	$0.18	$0.28	$0.34	$1.05	<$0.02>	$1.83
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)*	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.03	$0.02	$0.02	$0.02	$0.01	$0.10
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events*	$0.05	$0.03	$0.02	$0.02	-	$0.12
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.23	$0.31	$0.35	$1.08	<$0.02>	$1.95

*	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

**	Quarterly diluted EPS guidance amounts will vary within the ranges above. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

***	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

Note 1:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses within the retail segment. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin within the retail segment. During Q3 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than a 10 basis point impact to gross margin within the retail segment. We anticipate these charges will result in an impact to SG&A expenses of approximately 10 basis points for FY 11.

Note 2:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s former CEO and an associated retirement charge of approximately $0.025 per diluted share. During Q1 10 and Q2 10, these charges resulted in an impact of approximately $0.02 and $0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, there was an impact of $0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 3:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 10, we incurred charges of approximately $0.02 per diluted share, or approximately 40 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For Q4 10, we incurred additional charges of approximately $0.02 per diluted share, or approximately 30 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For FY 10, we incurred total charges of approximately $0.10 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 10, we recorded a credit of $0.4 million in SG&A within the unallocated segment against previous charges recorded in FY 09 associated with the early exit of excess distribution capacity. This benefit was less than $0.01 per diluted share and less than 10 basis points of SG&A expenses in both Q2 10 and FY 10.

Note 5:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Exhibit 2

Quarterly Comparable Brand Revenue Growth History by Concept*

FY 2010 – FY 2006

FY 2010	Q1 10	Q2 10	Q3 10	Q3 YTD 10	Q4 10	FY 10
Pottery Barn	23.7%	19.1%	16.1%	19.4%	13.7%	17.7%
Williams-Sonoma	7.2%	6.6%	2.3%	5.3%	4.8%	5.0%
Pottery Barn Kids	24.3%	24.9%	11.7%	19.6%	9.7%	16.4%
West Elm	10.1%	19.0%	23.6%	17.9%	29.3%	20.8%
PBteen	21.7%	22.0%	17.1%	19.9%	23.4%	21.1%
Total	18.1%	16.5%	12.5%	15.6%	10.9%	13.9%

FY 2009	Q1 09	Q2 09	Q3 09	Q3 YTD 09	Q4 09	FY 09
Pottery Barn	<27.9%>	<20.7%>	<2.7%>	<17.6%>	8.1%	<11.1%>
Williams-Sonoma	<14.1%>	<11.6%>	<3.7%>	<9.8%>	5.9%	<3.2%>
Pottery Barn Kids	<27.7%>	<25.8%>	<5.2%>	<19.7%>	9.4%	<12.0%>
West Elm	<29.4%>	<30.9%>	<19.7%>	<26.7%>	<4.3%>	<21.7%>
PBteen	<16.8%>	<22.4%>	<0.7%>	<13.0%>	17.6%	<4.7%>
Total	<24.3%>	<20.1%>	<4.6%>	<16.5%>	7.2%	<9.3%>

FY 2008	Q1 08	Q2 08	Q3 08	Q3 YTD 08	Q4 08	FY 08
Pottery Barn	<9.6%>	<14.0%>	<26.5%>	<16.9%>	<31.9%>	<21.4%>
Williams-Sonoma	<3.5%>	<3.0%>	<10.8%>	<5.8%>	<16.2%>	<10.4%>
Pottery Barn Kids	<11.5%>	<10.5%>	<17.0%>	<13.1%>	<23.5%>	<16.1%>
West Elm	1.9%	1.3%	<12.6%>	<3.6%>	<22.0%>	<8.2%>
PBteen	29.4%	25.1%	<2.4%>	14.5%	<14.5%>	4.8%
Total	<6.4%>	<8.2%>	<19.2%>	<11.5%>	<23.9%>	<15.6%>

FY 2007	Q1 07	Q2 07	Q3 07	Q3 YTD 07	Q4 07	FY 07
Pottery Barn	0.3%	1.6%	0.6%	0.8%	<0.7%>	0.3%
Williams-Sonoma	0.5%	3.3%	2.1%	2.0%	2.5%	2.2%
Pottery Barn Kids	0.1%	<3.5%>	0.7%	<0.9%>	<2.6%>	<1.4%>
West Elm	19.6%	24.1%	17.8%	20.4%	4.4%	15.3%
PBteen	19.8%	17.7%	26.7%	21.9%	30.8%	24.9%
Total	1.8%	2.8%	3.0%	2.5%	1.5%	2.2%

FY 2006	Q1 06	Q2 06	Q3 06	Q3 YTD 06	Q4 06	FY 06
Pottery Barn	4.6%	1.0%	<3.1%>	0.7%	<2.4%>	<0.3%>
Williams-Sonoma	3.5%	2.3%	3.9%	3.2%	4.3%	3.7%
Pottery Barn Kids	11.4%	14.2%	7.6%	11.0%	4.4%	9.0%
West Elm	20.0%	12.7%	10.1%	13.8%	11.2%	13.0%
PBteen	15.1%	18.2%	14.1%	15.7%	12.2%	14.5%
Total	6.3%	4.3%	1.4%	3.9%	1.8%	3.2%

*	Comparable Brand Revenue Growth includes both comparable store net revenues and total direct-to-customer net revenues. Outlet comparable store net revenues are included in their respective brands. See the company’s 10-K and 10-Q filings for the definition of comparable stores.